As filed with the Securities and Exchange Commission on February 2, 2015

Registration No. 333-192245

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MPLX LP

MPLX OPERATIONS LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	45-5010536 36-4729046
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 E. Hardin Street

Findlay, Ohio 45840

(419) 672-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Michael Wilder, Esq.

Vice President, General Counsel and Secretary

200 E. Hardin Street

Findlay, Ohio 45840

(419) 672-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael J. Solecki

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114

Phone: (216) 586-3939

Facsimile: (216) 579-0212

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION STATEMENT AND

DEREGISTRATION OF SECURITIES

On November 8, 2013, MPLX LP, a Delaware limited partnership (“MPLX”), filed an automatic shelf registration statement on Form S-3, Registration No. 333-192245 (as amended from time to time, the “Registration Statement”) with the Securities and Exchange Commission, which was deemed effective upon filing. On April 7, 2014, MPLX and MPLX Operations LLC, a Delaware limited liability company and wholly-owned subsidiary of MPLX (“MPLX Operations” and together with MPLX, the “Registrants”), filed a post-effective amendment to the Registration Statement (the “Post-Effective Amendment No. 1”) for the purpose of (i) registering additional securities pursuant to Rule 413(b) of the Securities Act of 1933 and (ii) filing additional exhibits to the Registration Statement. The Post-Effective Amendment No. 1 was deemed effective upon filing.

The Registration Statement registered the offer and sale of an unlimited number and amount of (i) common units representing limited partner interests in MPLX; (ii) other classes of units representing limited partner interests in MPLX; and (iii) debt securities of MPLX Operations, which would have been guaranteed by MPLX (collectively, the “Registered Securities”). As of the date of the filing of this Post-Effective Amendment No. 2, no Registered Securities have been offered or sold under the Registration Statement.

Pursuant to the undertaking contained in the Registration Statement, the Registrants file this Post-Effective Amendment No. 2 to the Registration Statement to terminate the Registration Statement and remove from registration all of the Registered Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on February 2, 2015.

MPLX LP
By:	MPLX GP LLC, its General Partner

MPLX OPERATIONS LLC
By:	MPLX LP, its Sole Member
By:	MPLX GP LLC, its General Partner

By:	/s/ Gary R. Heminger
Gary R. Heminger
Chairman of the Board of Directors and Chief Executive Officer of MPLX GP LLC

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 2, 2015.

Signature	Title

/s/ Gary R. Heminger	Chairman of the Board of Directors and Chief Executive Officer of MPLX GP LLC (Principal Executive Officer)
Gary R. Heminger

*	Director, Vice President and Chief Financial Officer of MPLX GP LLC (Principal Financial Officer)
Donald C. Templin

/s/ Ian D. Feldman	Controller of MPLX GP LLC (Principal Accounting Officer)
Ian D. Feldman

*	Director and President of MPLX GP LLC
Pamela K.M. Beall

*	Director of MPLX GP LLC
David A. Daberko

*	Director of MPLX GP LLC
Christopher A. Helms

*	Director of MPLX GP LLC
Garry L. Peiffer

*	Director of MPLX GP LLC
Dan D. Sandman

*	Director of MPLX GP LLC
John P. Surma

*	Director of MPLX GP LLC
C. Richard Wilson

*	The undersigned by signing his name hereto does sign and execute this registration statement on Form S-3 pursuant to the Powers of Attorney executed by the above-named directors and officers of the registrant, which are being filed herewith on behalf of such directors and officers.

By:	/s/ Gary R. Heminger	February 2, 2015
Gary R. Heminger
Attorney-in-Fact